Exhibit 8.1



                                                March 08, 2001



Wholesale Auto Receivables Corporation
200 Renaissance Center, 12th Floor
Detroit, Michigan 48265

         Re:  Wholesale Auto Receivables Corporation
              Registration Statement on Form S-3

     We have acted as special counsel to Wholesale Auto Receivables Corporation, a Delaware corporation (the "Company"), in connection with the above-mentioned Registration Statement on Form S-3 filed with the Securities and Exchange Commission (together with the exhibits and amendments thereto, as well as the Company's previous Registration Statement No. 333-10524, the "Registration Statement") for the purpose of registering, pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), asset backed term notes (the "Registered Notes") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more supplements (each, a "prospectus supplement") to the prospectus (the "prospectus") included in the Registration Statement.

     As described in the Registration Statement, the Notes of each series will be issued by an owner trust (an "Owner Trust"). Each Owner Trust will be a Delaware business trust to be formed by the Company pursuant to a Trust Agreement (an "Trust Agreement") between the Company and an Owner Trustee. For each Owner Trust, the Registered Notes will be issued pursuant to an Indenture (each, an "Indenture") between the Owner Trust and an Indenture Trustee.

     In arriving at the opinions expressed below, among other things, we have examined and, to the extent we deem proper, relied on (i) the Registration Statement, (ii) the form of Indenture, (iii) the form of Trust Agreement (including the form of certificate of trust to be filed pursuant to the Delaware Business Trust Act included as an exhibit thereto (a "Trust Certificate"), (iv) the form of Pooling and Servicing Agreement between General Motors Acceptance Corporation and the Company, (v) the form of trust sale and servicing agreement (the "Trust Sale and Servicing Agreement") by and among the Company, General Motors Acceptance Corporation, as Servicer, and an Owner Trust, and (vi) the form of Officer's Issuance Certificate of the Company (the Registration Statement, the Indenture, the Trust Agreement, the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement and the Officers Issuance Certificate, collectively, the "Operative Documents"), in each case, as filed with or incorporated by reference into the Registration Statement. We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

     The  opinion  set  forth  in this  letter  is  based  upon  the  applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.


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     Subject to the assumptions,  qualifications,  and limitations identified in this letter, and assuming the aforementioned documents are duly executed and delivered in substantially the form we have examined, we hereby advise you that in our opinion the discussions presented in the Registration Statement under the captions "Summary of Terms--Tax Status," "Risk Factors," "Federal Income Tax Consequences--Tax Characterization and Treatment of Term Notes" and "Legal Opinions" in the prospectus and "Summary--Tax Status" and "Federal Income Tax
Consequences" in the prospectus supplement, to the extent they constitute matters of law or legal conclusions with respect thereto relating to federal income tax matters, are a fair and accurate discussion of material federal income tax consequences, and we hereby confirm and adopt the opinions set forth therein. There can be no assurance, however, that the conclusions of U.S.
federal tax law presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                                                Sincerely,

                                                /s/ KIRKLAND & ELLIS
                                                ---------------------
                                                    Kirkland & Ellis